UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2014

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)
(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James F. Ropella, Senior Vice President and Chief Financial Officer of First Business Financial Services, Inc. (“Company”, “First Business”) today announced his plans to retire from his position during the fourth quarter of 2014. In order to ensure a smooth transition, Mr. Ropella will remain in his position at First Business as the Company conducts a thorough search for his replacement. The Company anticipates establishing a longer-term consulting arrangement with Mr. Ropella following his retirement.
As CFO, Mr. Ropella has helped lead the Company through a period of high performance and growth during which First Business grew from a $300 million asset bank to a $1.3 billion asset publicly-traded company. Mr. Ropella joined the Company in 2000 as Chief Financial Officer, led the process of taking the Company public and under his financial leadership, First Business executed a follow-on offering in December 2012 raising more than $29 million of capital to support the Company’s ongoing growth and expansion strategies.
“Jim is a skilled and savvy financial executive whose professionalism and expertise have been instrumental in the success of our organization, as well as the creation of long-term value for our shareholders,” said Corey Chambas, President and Chief Executive Officer. “We deeply appreciate his role in building First Business into a strong and thriving publicly-held bank. We wish him the best in his retirement, and are pleased that he has agreed to partner with us in executing a seamless transition to a new Chief Financial Officer over the remainder of 2014.”
A copy of the press release announcing the retirement of Mr. Ropella is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is filed herewith:

(99.1) Press Release of First Business Financial Services, Inc. dated February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: February 20, 2014	By: /s/ Barbara M. Conley
Barbara M. Conley
Senior Vice President and General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1        Press Release of First Business Financial Services, Inc., dated February 20, 2014.